UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2018
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	1-6227	42-0823980
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for  complying with any new or revised financial  accounting  standards provided  pursuant to Section 13(a) of
the Exchange Act.          ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On December 14, 2018, Lee Enterprises, Incorporated (the “Company”), entered into an Amendment Agreement (the “Amendment”) amending the First Lien Credit Agreement dated as of March 31, 2014 (as previously amended, supplemented, amended and restated or otherwise modified from time to time, the “1st Lien Credit Agreement”) among the Company, the lenders party thereto from time to time, (the “1st Lien Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and JPMorgan Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners.

The Amendment is among the Company, the 1st Lien Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”). The Amendment extends the maturity of the revolving loan commitments of the 1st Lien Lenders for twelve months, reduces the revolving loan commitments from $40,000,000 to $27,200,000 with a further 15% reduction to the revolving loan commitments of the 1st Lien Lenders effective as of July 31, 2019, makes market updates to LIBOR calculation definitions and effects certain other changes described in the Amendment.  The Amendment also permits certain 1st Lien Lenders to terminate their revolving loan commitments and no longer be lenders under the 1st Lien Credit Facility.

The foregoing summary description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 “Entry into a Material Definitive Agreement” with respect to the revolving loan commitments of the 1st Lien Lenders is incorporated by reference in this Item 2.03.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Current Report on Form 8-K contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;
•	Our ability to comply with the financial covenants in our credit facilities;
•	Our ability to refinance our debt as it comes due;
•	Our ability to manage declining print revenue;
•	That the warrants issued in our 2014 refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;

•	Labor costs;
•	Legislative and regulatory rulings;
•	Our ability to achieve planned expense reductions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on the NYSE;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Current Report on Form 8-K. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amendment Agreement dated December 14, 2018 among Lee Enterprises, Incorporated, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and JPMorgan Securities LLC and Deutsche Bank Securities Inc., as Joint Lead Arrangers and as Joint Bookrunners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: December 19, 2018	By:	/s/ Timothy R. Millage
Timothy R. Millage
Vice President, Chief Financial Officer and Treasurer